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As filed with the Securities and Exchange Commission on May 14, 2003

Registration No. 333-104596

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALARIS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3492624 (I.R.S. employer identification number)

10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stuart E. Rickerson, Esq.
Vice President and General Counsel
ALARIS Medical, Inc.
10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Marjorie Sybul Adams, Esq.
Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 835-6000

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee

Primary Offering:
Debt Securities (3)
Common Stock, par value $.01 (3)
Preferred Stock, par value $.01 (3)
Depositary Shares (3)
Warrants (3)(4)
Stock Purchase Units (3)
Stock Purchase Contracts (3)
Primary Offering Subtotal		(1)	$550,000,000	$44,495
Secondary Offering:
Common Stock, par value $.01	450,000 shares	$9.11(5)	$4,099,500	$332
Total			$554,099,500	$44,827*

(1)
Not applicable pursuant to Form S-3 General Instruction II(D).

(2)
These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). If any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered. If any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering.

(3)
In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock, preferred stock and depositary shares as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock, preferred stock or depositary shares so issued upon conversion or exchange.

(4)
Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.

(5)
The price of $9.11 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c).

*
$44,495 of the registration fee was paid on April 16, 2003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MAY    , 2003

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$550,000,000

ALARIS MEDICAL, INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Units
Stock Purchase Contracts
Warrants To Purchase Debt Securities,
Common Stock or Preferred Stock

        We may from time to time issue up to $550,000,000 in aggregate principal amount of our debt securities, common stock, preferred stock, depositary shares, stock purchase units, stock purchase contracts and/or warrants to purchase debt securities, common stock or preferred stock. We will provide the specific terms for each of these securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.

        We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in a prospectus supplement.

        This prospectus also covers the sale by the selling stockholders of up to 450,000 shares of our common stock. Such offers and sales by the selling stockholders would be made only through underwriters and only in connection with the exercise of any over-allotment option which may be granted to the underwriters.

        We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders other than proceeds we receive from the selling stockholders upon exercise of their stock options the underlying shares of which are covered by this prospectus.

        Our common stock is listed on the American Stock Exchange under the symbol "AMI."

        This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

        You should carefully consider the risk factors beginning on page 6 of this prospectus before purchasing any of the securities offered by this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

SUMMARY

        This summary highlights information from this prospectus. Because this is a summary, it may not contain all the information you should consider before investing in the securities we are offering. You should read this entire prospectus and any supplement carefully. You should also read the documents listed below in "Where You Can Find More Information" for information about us and our financial statements.

ALARIS Medical

        We develop and provide practical solutions for medication safety. We design, manufacture and market intravenous (IV) medication delivery and infusion therapy devices, needle-free disposables and related monitoring equipment in the United States and internationally. Our proprietary Guardrails Safety Software, our other "smart" technologies and our "smart" services help to reduce the risks and costs of medication errors, help to safeguard patients and clinicians and also gather and record clinical information for review, analysis and transcription. Our intravenous infusion systems are used to deliver to patients one or more fluids, primarily pharmaceuticals or nutritionals, and consist of medication safety systems, single and multi-channel large volume infusion pumps, syringe pumps and dedicated and non-dedicated disposable administration sets.

        ALARIS Medical was organized as a Delaware corporation on September 28, 1988. ALARIS Medical is a holding company for our operating subsidiary, ALARIS Medical Systems, Inc., which was formed by the merger of two pioneers in infusion systems, IMED Corporation (then an ALARIS Medical subsidiary) and IVAC Medical Systems, Inc., on November 26, 1996. Our headquarters are located at 10221 Wateridge Circle, San Diego, California 92121. Our telephone number is (858) 458-7000.

        We have registered, applied to register or are using the following trademarks referred to in this document: AccuSlide®, ALARIS®, ALARIS Medical Systems®, Asena™, CORE-CHECK®, Flo-Stop®, Gemini®, Gemini PC-1®, Gemini PC-2®, Gemini PC-2TX®, Gemini PC-4®, Guardrails®, IMED®, IVAC®, Medication Safety at the Point of Care™, Medley ™, MedSystem III®, Patient Solutions, Inc.®, PCAM®, ReadyMED®, Signature Edition®, SmartSite®, SmartSite® Plus, TURBO-TEMP®, VersaSafe® and VITAL-CHECK®.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

  •
  debt securities;

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  shares of our preferred stock represented by depositary shares;

  •
  stock purchase units or stock purchase contracts; or

  •
  warrants to purchase our debt securities, common stock or preferred stock.

        The total offering price of the securities that we may offer will not exceed $550,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

        We may sell securities to or through underwriters, dealers or agents or directly to purchasers. We reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

        Under the shelf registration process, the selling stockholders listed herein may sell up to a total of 450,000 shares of common stock under this prospectus. All of the selling stockholders are our executive officers, and the shares they may sell include shares currently owned by them and shares issuable upon exercise of vested stock options. Such sales by the selling stockholders would be made only through underwriters and only in connection with the exercise of any over-allotment option which may be granted to the underwriters. The number of shares of common stock to be offered by each of the selling stockholders is set forth in the section of this prospectus titled "Selling Stockholders." The aggregate number of shares to be offered by the selling stockholders represents 14% of the number of shares beneficially owned by the selling stockholders in the aggregate, as of March 8, 2003. Beneficial ownership includes shares which a selling stockholder may acquire upon exercise of stock options within 60 days after March 8, 2003. The aggregate number of shares to be offered by the selling stockholders also represents less than 10% of the aggregate number of shares they beneficially own plus shares issuable pursuant to stock options which first become exercisable after 60 days from March 8, 2003. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders other than proceeds we receive from the selling stockholders upon exercise of their stock options the underlying shares of which are covered by this prospectus.

Debt Securities

        We may offer both secured and unsecured general obligations of our company, which may be senior debt securities or subordinated debt securities. The senior debt securities will have the same rank as all our other unsubordinated debt. The subordinated debt securities will be entitled to payment only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

        The debt securities will be issued under base indentures between us and The Bank of New York, as trustee, and supplemental indentures between us and the trustee or trustees we name in the prospectus supplement with respect to a particular series of debt securities. We have summarized certain general features of the debt securities from the indentures, which are or will be exhibits to the registration statement of which this prospectus is a part. We encourage you to read the base indentures and any supplemental indentures which would be filed as a part of a periodic or current report with the SEC. We provide directions on how to obtain copies of these reports under "Where You Can Find More Information."

Common Stock

        We may issue additional shares of our common stock, $.01 par value per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except that such holders are entitled to vote their shares of common stock cumulatively in the election of directors. Holders of common stock are entitled to receive such dividends, if any, as may be declared by our board of directors, subject to the rights of preferred stockholders.

Preferred Stock and Depositary Shares

        We may issue our preferred stock, $.01 par value per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions of its offering and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Stock Purchase Units and Stock Purchase Contracts

        We may issue stock purchase units and stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to those holders, a specified number of shares of common stock or preferred stock in the future. We may determine the price of shares of common stock or preferred stock at the time we issue the stock purchase contracts or the price may be determined by referring to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under stock purchase contracts. Stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. Stock purchase contracts may require holders to secure their obligations in a specified manner.

Warrants

        We may issue warrants to purchase our debt securities, common stock or preferred stock. The applicable prospectus supplement will describe the details of the warrants.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. The Exchange Act file number for our SEC filings is 1-10207. You may read any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549. You may also inspect our filings at a regional public reference facility maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or at 233 Broadway, New York, New York 10279. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information in the registration statement and the exhibits thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC's public reference facilities or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below, and they shall be deemed to be a part hereof:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002.

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

  •
  Our Current Report on Form 8-K dated May 13, 2003.

  •
  The description of our common stock contained in our Registration Statement on Form 8-A/A filed under the Exchange Act.

        All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K or containing other disclosure furnished under Item 12 of Form 8-K, unless otherwise indicated therein) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

        We will provide copies of these documents, other than exhibits, and the bases indentures free of charge, to any person, including any beneficial owner, who receives this prospectus upon written or oral request of such person. To request a copy, you should contact our corporate secretary at our headquarters which are located at 10221 Wateridge Circle, San Diego, California 92121, telephone number (858) 458-7000.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate after the date on the front of the document.

RATIO OF EARNINGS TO FIXED CHARGES
(dollars in thousands)

        The following table sets forth our ratio of earnings to fixed charges for each of the last five years ended December 31 and the three months ended March 31, 2003. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes adjusted for fixed charges. Fixed charges include interest on all indebtedness (including interest expense from discontinued operations), estimated interest component of rental expense, capitalized interest for the period and amortization of deferred financing costs.

		Year Ended December 31,
	Three Months Ended March 31, 2003
		2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges	1.3	1.2	N/A	N/A	N/A	1.1
Deficiency of Earnings Available to Cover Fixed Charges	$—	$—	$17,683	$15,289	$3,799	$—

USE OF PROCEEDS

        We expect to use the net proceeds from our sale of the securities to reduce, repurchase or refinance some or all of the following indebtedness:

  •
  our 11 1/8% senior discount notes due 2008;

  •
  ALARIS Medical Systems' 11 5/8% senior secured notes due 2006; and

  •
  ALARIS Medical Systems' 9 3/4% senior subordinated notes due 2006,

        and to pay the expenses we incur in connection with such transactions. We will use any proceeds which we do not use for the reduction, repurchase or refinancing of this indebtedness for general corporate purposes. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders other than proceeds we receive from the selling stockholders upon exercise of their stock options the underlying shares of which are covered by this prospectus.

RISK FACTORS

        Investing in our securities will be subject to risks, including risks inherent in our business. The value of your investment may decline and could result in a loss. You should carefully consider the following risk factors and the other information contained and incorporated by reference in this prospectus and any prospectus supplement before investing in our securities.

        Our substantial level of indebtedness could have a material adverse effect on our financial condition.

        We have a substantial amount of indebtedness. At March 31, 2003, we had $508.2 million combined outstanding indebtedness composed of obligations of ALARIS Medical and ALARIS Medical Systems. ALARIS Medical's indebtedness consisted of $158.2 million of senior discount notes. ALARIS Medical Systems' indebtedness consisted of $170.0 million of senior secured notes and $180.0 million of senior subordinated notes. Although we intend to use some or all of the net proceeds of the offering of the securities covered by this prospectus and any prospectus supplements to reduce, repurchase or refinance some or all of such outstanding indebtedness, we expect that we will continue to have substantial indebtedness even after any such refinancing.

        Our high level of indebtedness could have important consequences, including the following:

  •
  it may be difficult for us to satisfy our debt obligations;

  •
  it may be difficult for us to obtain additional financing for working capital, capital expenditures or acquisition opportunities or for other purposes;

  •
  a substantial portion of our cash flow from operations must be dedicated to the payment on our indebtedness, reducing the funds available to us for other purposes; and

  •
  we may be more vulnerable to economic downturns, may be limited in our ability to respond to competitive pressures and may have reduced flexibility in responding to changing business, regulatory and economic conditions.

        We expect to continue to meet our short-term liquidity needs, including capital expenditure requirements, with cash flow from operations of ALARIS Medical Systems and cash on hand. We will continue to use our funds primarily for operating expenses, including planned expenditures for new research and development programs, capital expenditures and scheduled interest payments on outstanding indebtedness. Additionally, we may use a portion of our funds to purchase some of our long-term debt from time to time in open market or privately negotiated transactions to the extent that the indentures covering such indebtedness permit us to do so. If we do not refinance all, or a substantial portion, of our existing indebtedness with the proceeds of this offering, we will be required to refinance some of that indebtedness prior to December 2006 since management believes that it is unlikely that ALARIS Medical Systems will generate sufficient cash flow from operations to repay the remaining senior secured notes and senior subordinated notes at maturity in 2006 and to permit it to make distributions to ALARIS Medical to enable it to repay the senior discount notes at maturity in 2008. Such refinancing may involve an offering of debt securities of ALARIS Medical Systems or ALARIS Medical (or both), an offering of equity securities of ALARIS Medical to reduce the level of indebtedness of ALARIS Medical Systems or ALARIS Medical (or both), or a combination of any of the foregoing. Such offering may include an offering of the securities covered by this prospectus and any prospectus supplement. The ability of ALARIS Medical Systems or ALARIS Medical, or both, to obtain such debt or equity financing will be dependent upon many factors, including overall financial market and economic conditions and our operating performance and expectations at such time.

        Should ALARIS Medical Systems not repay its indebtedness at maturity in 2006, should ALARIS Medical not repay the senior discount notes in 2008, or should ALARIS Medical Systems not be able to continue to make distributions to ALARIS Medical in order to permit ALARIS Medical to make cash interest payments on the senior discount notes, these events could have a material adverse effect on our business, financial condition and results of operations and could result in a default by ALARIS Medical, ALARIS Medical Systems or both, and possible acceleration of all or a portion of such indebtedness, unless ALARIS Medical, ALARIS Medical Systems or both could refinance such indebtedness or obtain the required funds from other sources.

        Debt securities will be our obligations exclusively, and so long as we conduct our operations exclusively through subsidiaries, our cash flow and our ability to service debt will be primarily dependent upon the earnings of our subsidiaries.

        We currently conduct all of our operations through our wholly-owned subsidiary, ALARIS Medical Systems, and its subsidiaries. So long as we do so, our cash flow and our ability to service debt, including the debt securities offered by the applicable prospectus supplement, will be primarily dependent upon the earnings of those subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. None of our subsidiaries will guaranty any of our obligations under the debt securities. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

        The success of our business strategy depends in part upon market acceptance of our newest product and service offerings, which focus on delivering practical solutions for medication safety, and our ability to maintain our technological leadership position in the medication safety area through the development of new products and services.

        In response to the recent emergence of patient safety as an important health care issue, and as a result of the maturation and increasing competitiveness of the markets for traditional infusion pumps and patient monitoring devices, we have increasingly focused our business strategy on developing products and services which are designed to reduce medication errors. In the fourth quarter of 2001, we introduced our Medley Medication Safety System with our Guardrails Safety Software and, in third quarter of 2002, we introduced our Guardrails Safety Software for our Signature Edition large volume pump and our Guardrails Continuous Quality Improvement (CQI) Event Tracker System. We have made and will continue to make significant investments in the development of our products and services, but we cannot assure you that the demand for our new products and services will justify such investments or that they will achieve widespread market acceptance. We may also be required to devote substantial resources to upgrading and enhancing our existing products and services after market introduction. We cannot assure you that in the future we will successfully complete or market new products or services, or enhancements to existing ones.

        Although our Medley Medication Safety System was the first infusion system of its kind approved for use in the United States, and we know of no other systems currently being marketed which provides as comprehensive a solution to the problem of medication safety as our Medley and Guardrails Safety Systems, we cannot assure you that we can maintain our technological leadership in the area of medication safety. Maintaining our technological leadership will be important to the success of our products and services, as will our ability to be responsive to pricing pressures and changing business models. If competitors introduce products, services or technologies that are better than ours or that gain greater market acceptance, or if new industry standards emerge, our business, results of operations and financial condition could be materially and adversely affected. Our competitors may succeed in developing medication safety products and services which may achieve equal or greater market acceptance than ours, which would create pricing pressure on our medication safety products and services. Additionally, if we do not successfully reposition our older products for sale to different markets, our introduction of new products and services will reduce sales of such older products.

        Furthermore, a hospital's decision to purchase our Medley Medication Safety System is a significant business decision which is made with great care. The costs and time commitments involved in negotiating purchasing contracts for our Medley Medication Safety System and its component products and services may adversely affect our ability to consummate these sales or to consummate them in a timely manner. Failure to complete these sales could adversely affect our business, results of operations or financial condition. In addition, delays in completing such contracts could create variability in our operating results from period to period, which could cause fluctuations in the trading prices of our shares.

        We face substantial competition in all of our markets.

        Our major competitors are Baxter International, Inc., Abbott Laboratories, Inc. and B. Braun Medical, Inc. in the United States market and Graseby Medical Limited, Fresenius Medical Care AG and B. Braun Melsungen AG in the international market. These companies have greater financial, research and development and marketing resources than we have. Our U.S. competitors are able to offer volume discounts based on bundled purchases of a broader range of medical equipment, pharmaceuticals and supplies than we sell, including infusion systems and intravenous solutions used with such systems. We cannot assure you that such competition will not have a material adverse effect on our business, financial condition, results of operations or cash flows.

        The primary markets for many of our current products are relatively mature and highly competitive. We believe our success is dependent on the development of new infusion technologies and products, new product categories and the development of other markets for our products. Our older infusion therapy product lines have experienced flat or declining sales and market share in some geographic areas recently, primarily due to competitors who offer volume discounts based on bundled purchases of a broader range of medical equipment and supplies, as well as to the aging of these products. We intend to continue to introduce new products in order to offset future declines in sales and market share of the mature segment of our current product line. We cannot assure you that new products will be successfully completed or marketed for sale, will not necessitate upgrades or technical adjustments after market introduction, can be manufactured in sufficient volumes to satisfy demand, or will fully offset declines in sales and market share experienced with respect to existing products.

        There is a concentration of buying power among our U.S. customers, which may increase competition for sales and put downward pressure on pricing.

        Most sales in the U.S. hospital market are made to individual hospitals through long-term contracts with group purchasing organizations, or GPOs, which aggregate the buying power of their member hospitals and monitor compliance with purchase commitments and, generally, charge an administrative fee to product providers for such services. GPOs often enter into exclusive purchase commitments with as few as one or two providers of infusion systems and/or patient monitoring products for a period of several years. If we are not one of the selected providers, we may be precluded from making sales to members of a GPO for several years and, in certain situations, the GPO may require removal of our existing installed infusion pumps, which would result in a loss of the related disposable administration set sales. Even if we are one of the selected providers, we may be at a disadvantage relative to other selected providers which are able to offer volume discounts based on bundled purchases of a broader range of medical equipment and supplies. Further, we may be required to commit to pricing which has an adverse impact on our profit margins.

        Our inability to protect our intellectual property positions could have a material adverse effect on our performance.

        We rely heavily on patents and other proprietary technology. Our inability to protect these positions could have a material adverse effect on our business, financial condition, results of operations or prospects. We cannot assure you that patent applications we submit will result in patents being issued or that, if issued, such patents will afford protection against competitors with similar technology.

        Legal standards relating to the scope of claims are still evolving in the courts and we cannot guarantee that our patents will be upheld as valid and enforceable. The U.S. Patent and Trademark Office may later modify or revoke our issued patents. This may create an extended period of uncertainty until the matter is resolved, which could take several years or more. In addition, foreign patents may be more difficult to obtain, more difficult to protect and the remedies that are available against infringers may be less extensive than in the United States.

        Because U.S. patent applications are maintained in secrecy for at least the first eighteen months after filing and because publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries, we cannot be certain that we were the first creator of the inventions covered by pending patent applications or the first to file patent applications on such inventions. We cannot assure you that any of our pending patent applications will be allowed, or if allowed, that the scope of the claims allowed will be sufficient to protect our products. Without establishing this priority, we will be unable to patent our inventions and, in fact, a patent on the invention may be awarded to another party. Interference or opposition proceedings instituted against us may increase the costs associated with the patent application process, delay the issuance of patents, or both.

        In addition, we cannot assure you that any of our patents or licensed patents will not be infringed or designed around by others, that others will not obtain patents that we will need to license or design around, that our products will not inadvertently infringe the patents of others, or that others will not manufacture and distribute similar products upon expiration of such patents. We cannot assure you that our patents will not be invalidated or that we or our licensors will have adequate funds to finance the high cost of prosecuting or defending patent validity or infringement issues.

        We sell our products under a variety of trademarks, some of which we consider to be of sufficient importance to register in the United States and various foreign countries in which we do business. We also rely on trade secrets, unpatented know-how and continuing technological advancement to maintain our competitive position. It is our practice to enter into confidentiality agreements with certain technical employees and consultants.

        The legal protections afforded by trade secret, patent, copyright and trademark laws, nondisclosure and other contractual provisions and technical measures provide only limited protection for our products and services. Monitoring unauthorized use of our products and services is difficult and we cannot assure you that these measures will prevent the unauthorized disclosure or use of our trade secrets and know-how or that others may not independently develop similar trade secrets or know-how or obtain access to our trade secrets, know-how or proprietary technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

        Non-compliance with government regulation could seriously harm our business.

        We are subject to extensive governmental regulation, and our failure to comply with these regulations can have serious consequences upon our business. Government regulation is a significant factor in the research, development, testing, production and marketing of our products. If we do not comply with applicable regulatory requirements, we may need to recall products or suspend production of them. In addition, government regulators may refuse to allow the clinical testing or commercial distribution of our products and we could face civil sanctions or criminal prosecution. We cannot assure you that our existing products will consistently comply with such regulations or that any new products we develop will receive any necessary government approvals.

        Our products are regulated as medical devices. Medical devices are regulated by a variety of governmental agencies, including those of the United States, the individual states and those of other countries. In the United States, the Federal Food, Drug, and Cosmetic Act, or FDC Act, authorizes the

U.S. Food and Drug Administration, or FDA, to regulate the introduction of medical devices into commerce. FDA requires us to register with it and to list our devices. FDA has the authority to regulate the manufacturing, labeling, adverse event reporting, exporting and promotion, as well as related record keeping, for such products. FDA's enforcement of the FDC Act depends to a great extent on the agency's interpretation of the FDC Act and regulations promulgated thereunder. We cannot assure you that FDA's interpretations will not have a material adverse effect on our business, financial condition, results of operations or prospects.

        Obtaining necessary new product clearances or approvals from FDA is important to our business and can be a time consuming and expensive process. We cannot assure you that such clearances or approvals will be granted or that FDA's review of submissions or applications for the same will not involve delays adversely affecting the marketing and sale of our products. We face comparable regulatory risks in the various countries in which we sell our products.

        Certain states require licensing of medical device manufacturing facilities. Our manufacturing facility located in the State of California has such a requirement. We currently have a California Medical Device Manufacturing license for our facility in California. This license must be renewed annually. In order to retain this license, our facility in California must be in compliance with the FDC Act and the applicable state laws.

        We also have manufacturing facilities in the United Kingdom and Mexico which must meet the regulatory requirements imposed by those countries. Countries in the European Union, and other countries, are in the process of developing new approaches for regulating medical products which may result in lengthening the time required or changing the requirements to obtain permission to market new devices. These changes could have a material adverse effect on our ability to market our devices in such countries and could hinder or delay the successful implementation of our planned international expansion.

        Recent and future federal and state regulations in the U.S. relating to patient privacy could impose burdens on us.

        Federal and state laws regulate the confidentiality of certain patient health information, including patient records, and the use and disclosure of that "protected health information." In particular, in December 2000, the U.S. Department of Health and Human Services (HHS) published patient privacy rules under the Health Insurance Portability and Accountability Act of 1996 (HIPAA privacy rule) and, in August 2002, published final modifications to the HIPAA privacy rule. The HIPAA privacy rule applies only to health plans, health care clearinghouses and certain health care providers. However, the HIPAA privacy rule also conditions the disclosure of protected health information from health care providers to third parties, or "business associates," who perform services for the health care provider involving the use of protected health information.

        The patient data that we access, collect and analyze in the future may include protected health information. If so, we would then need to comply with certain regulations under the HIPAA privacy rule as a "business associate" of those healthcare providers and would face increased obligations regarding any protected health information we would receive on behalf of those providers. Those obligations would include agreeing, typically by contract, to use that protected health information only for certain purposes, to safeguard that information from misuse and to help those providers comply with their duties to provide patients with access to their health information.

        In addition, many states also regulate the privacy of health information and it is unclear how the HIPAA privacy rule will interact with existing or emerging state law. Further, in February 2003, HHS issued regulations governing the security of protected health information, which imposes detailed requirements on business associates relating to the storage, use and transmission of health information (HIPAA security rule). We are evaluating the applicability of the HIPAA privacy rule and the HIPAA security rule to our existing and new products and services and our compliance obligations. If we need to comply with the HIPAA privacy rule, the HIPAA security rule, or both, in the future, additional compliance resources may be required.

        Governmental initiatives to contain healthcare costs could adversely affect our profit margins.

        There have been a number of governmental initiatives to reduce healthcare costs. In the U.S., for example, Congress and various state legislatures periodically propose changes in law and regulation that could have a major impact on the healthcare industry. Changes in governmental support of healthcare services, the prices for such services, mandates for particular features or functionalities or the regulations governing such services, as well as the growth of managed care organizations may all have a material adverse effect on our business, financial condition, results of operations or prospects. The costs of complying with possible new requirements may have a negative impact on our future earnings or on our customers' ability or willingness to purchase our products. In addition, we may find limited demand for new medical devices until reimbursement approval has been obtained from governmental and third-party payors.

        Other governmental initiatives to contain healthcare costs focus on improving patient safety through the use of technologically advanced products and services. The success of our business strategy depends in part upon a continued emphasis by the government, as well as insurance companies, the public and the media, on patient safety, reducing the incidence of adverse drug events, or ADEs, enhancing patient care and improving medical outcomes, through the kind of products and services we offer or will offer in the future. If these concerns become less of a priority, it could adversely affect our business strategy.

        We could face potential product liability claims relating to the use of our products.

        We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in death, injury or other adverse effects. Products as complex as ours sometimes are alleged to contain errors, particularly in software components, that remain undetected, despite rigorous testing, until used in a variety of situations by many customers under varying circumstances. Such errors can result in expensive product recalls, product liability claims or warranty expenditures. There can be no assurance that we will not be subject to any such expenses or product liability claims, that such claims will not result in liability in excess of any applicable insurance coverage or that our insurance will cover any expenses or claims made. We currently maintain product liability insurance coverage but we cannot assure you that we will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. Our insurance excludes coverage for punitive damages. Product liability claims can be expensive to defend and can divert management and other personnel for months or years regardless of the ultimate outcome. An unsuccessful product liability defense could have a material adverse effect on our business, financial condition, results of operations or prospects.

        Our software products could result in unforeseen liabilities.

        Our medication safety software is very complex. As with many complex software products, our systems may contain errors, especially when first introduced. Our recent product offerings, including our Medley Medication Safety System, our Guardrails Safety Software and our Guardrails CQI Event Tracker System, are intended to assist healthcare providers who are providing patient care. Therefore, users of our products likely have a greater sensitivity to system errors than users of software products generally. Failure of our software products to perform in accordance with our documentation could constitute a breach of warranty and could subject us to significant liability.

        We are controlled by our principal stockholder.

        One stockholder, Jeffry M. Picower, beneficially owns more than 50% of our common stock and has the power to determine the outcome of any action requiring the approval or consent of the holders of our common stock, including the election of our directors.

        We are subject to certain risks associated with our foreign operations.

        A substantial portion of our sales and earnings are attributable to international sales and manufacturing operations. During the years ended December 31, 2002 and 2001, $148.9 million and $140.1 million, respectively, of our sales were generated internationally, representing approximately 32% and 34% of our total sales during the respective periods. The value of our non-U.S. denominated sales and earnings is impacted by currency exchange rate fluctuations. Changes in currency exchange rates could have a material adverse effect on our business, financial condition, results of operations or prospects. Furthermore, international manufacturing and sales are subject to other inherent risks.

        We are subject to certain risks globally.

        Our operations are subject to special risks that can materially affect our sales, profits and cash flows, including, among other risks, the following:

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  exchange rate devaluations and fluctuations;

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  the impact of inflation;

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  exchange controls;

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  labor unrest;

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  restrictions on transfer of funds;

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  contract disputes with critical suppliers;

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  enforcing and collecting accounts receivable under some countries' legal systems;

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  political uncertainty or instability;

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  import and export duties and quotas, and domestic and international customs and tariffs;

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  unexpected changes in regulatory environments; and

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  potentially adverse tax consequences.

        Supply risks and shortages could harm our business.

        We purchase a significant amount of the raw materials we need by purchase order, and have, on occasion, experienced temporary delays due to supplier shortages. In addition, we rely on a limited number of suppliers for circuit boards and other parts which are used in certain of our infusion systems. The loss of any of these suppliers would temporarily disrupt or interrupt our manufacturing process and could affect our ability to manufacture in sufficient volumes to satisfy demand. Such disruption could materially and adversely affect our business, results of operations and financial condition.

        We may be adversely affected by environmental and safety regulations to which we are subject.

        We must comply with environmental laws and regulations concerning emissions to air, waste water discharges and the generation, handling, storage, transportation and disposal of hazardous wastes in the United States and other countries in which we do business. We believe that we possess all material permits and licenses necessary for the continuing operation of our business and that our operations are in substantial compliance with the terms of all applicable environmental laws. We cannot assure you that we will operate at all times in complete compliance with all such requirements. We cannot assure you that the applicable regulatory body's interpretation will not have a material adverse effect on our business, financial condition, results of operations or prospects. We could be subject to potentially significant civil or criminal fines and penalties for any noncompliance that may occur. It is impossible to predict accurately what effect these laws and regulations may have on us in the future.

        There are substantial risks associated with investing in our common stock.

        Our stock price has been and likely will continue to be volatile, and we cannot assure you that your initial investment in our common stock will not fluctuate significantly. This volatility depends upon many factors, many of which are beyond our control, including:

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  actual or anticipated fluctuations in our quarterly financial and operating results or those of our competitors and degree of trading liquidity in our common stock;

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  issuance of new or changed securities analysts' reports and/or recommendations applicable to us;

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  the ability by us and our competitors to develop and market new products;

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  departures of our key personnel;

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  adverse developments concerning our proprietary or intellectual property rights; and

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  changes in general economic and market conditions.

        Future sale of our common stock in the public market could lower the stock price.

        We may, in the future, sell additional shares of our common stock in subsequent public offerings. Additionally, a substantial number of shares of our common stock is available for future sale pursuant to stock options that we have granted to our employees and to our non-employee directors to purchase shares of our common stock. We cannot predict the effect, if any, that future sales of our common stock will have on the market price of our common stock. Future sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, may adversely affect prevailing market price for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some things in this prospectus or any prospectus supplement, or incorporated by reference in this prospectus or any prospectus supplement, are known as "forward-looking statements," as that term is used in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain of these forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these terms or other comparable terminology, or by discussions of strategy, plans or intentions. Statements contained in this prospectus or any prospectus supplement that are not historical facts are forward-looking statements. Without limiting the generality of the preceding statement, all statements in this prospectus or any prospectus supplement concerning or relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, through our senior management, from time to time we make forward-looking statements concerning our expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting our best judgment based upon current information and involve a number of risks and uncertainties. Other factors may affect the accuracy of these forward-looking statements and our actual results may differ materially from the results anticipated in these forward-looking statements. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under "Risk Factors."

GENERAL DESCRIPTION OF SECURITIES

        We may offer debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase units, stock purchase contracts or warrants to purchase debt securities, common stock or preferred stock, or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $550,000,000 of securities under this prospectus. In addition, the selling stockholders may offer up to 450,000 shares of our common sock, as described under "Selling Stockholders." If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities and subordinated debt securities from time to time in one or more series. The senior debt securities and subordinated debt securities will be issued under and controlled by separate indentures between us, as issuer, and The Bank of New York, as trustee, which we refer to as the indentures, and any applicable supplements to the indentures. A copy of each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

        The following is a summary of certain general terms and provisions of the indentures and is not complete. The particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, may be described in a prospectus supplement relating to those debt securities. You should read the indentures and any supplements in their entirety.

General Terms

        The debt securities represent our direct, general secured or unsecured obligations and:

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  may rank equally with our other unsubordinated debt or may be subordinated to other debt we have or may incur;

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  may be issued in one or more series with the same or various maturities;

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  may be issued at a price of 100% of their principal amount or at a premium or discount;

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  may be issued in registered form, bearer form, or both, and certificated form, or uncertificated form, or both; and

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  may be represented by one or more global notes registered in the name of a designated depositary's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

        The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

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  the date or dates on which the principal of and premium, if any, on the debt securities of the series are payable;

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  the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest, if any, or the method of determining such rate or rates, the date or dates from which interest, if any, will accrue, the dates on which we must pay interest, if any, or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom interest is payable (in the case of debt securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the currency or currencies, including composite currencies, in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of debt securities in registered form) or the principal office of the trustee (in the case of debt securities in bearer form), where the principal, premium, if any, and interest with respect to debt securities of such series shall be payable or the method of such payment, if by wire transfer, mail or other means;

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  the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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  whether debt securities of the series are to be issued in registered form or bearer form or both and, if debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities of the series in bearer from may be exchanged for debt securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

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  if any debt securities of the series are to be issued in bearer form or as one or more global securities representing individual debt securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary debt security of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary debt security in bearer form for definitive debt securities of the series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary debt security in bearer from held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the person entitled to interest payable on such interest payment date; and the terms upon which a temporary debt security in bearer form may be exchanged for one or more definitive debt securities of the series in bearer form;

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  our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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  the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any of our common stock, preferred stock, other securities or warrants to purchase our common stock, preferred stock or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

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  if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in U.S. currency;

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  the applicability of, if any, and any changes or additions to the indenture dealing with defeasance;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

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  the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of the indenture as then in effect;

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  any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal amount of, premium, if any, and interest with respect to such debt securities due and payable;

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  if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual definitive debt securities of the series, the depositary for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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  any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

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  the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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  the subordination, if any, of the debt securities of the series pursuant to the indenture and any corresponding changes to the provisions of the indenture as then in effect;

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  with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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  any U.S. Federal income tax consequences applicable to the debt securities;

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  the terms applicable to securities issued with original issue discount, including the rate or rates at which original issue discount will accrue; and

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  any other terms of debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series).

        The debt securities may be issued in whole or in part in the form of one or more global securities and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in a prospectus supplement with respect to such series. The prospectus supplement will specify whether the offered debt securities will be in registered, bearer, global or book-entry form.

Global Securities

        We may issue debt securities of a series in whole or in part in the form of one or more global debt securities. A global security is a security, typically held by a depositary, which represents and is denominated in an amount equal to the aggregate principal amount of all outstanding debt securities of a series or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest and which bears a legend placed on all global securities issued under the indenture. Any global debt securities will be deposited with, or on behalf of, a depositary or its nominee, which will be identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or definitive form.

        Unless and until a global security is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole:

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  by the depositary for the global security to a nominee for the depository;

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  by a nominee of the depositary to the depositary or to another nominee of the depositary; or

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  by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

        The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement with respect to such series of debt securities. We anticipate that the following provisions will generally apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security, which we refer to as a participant, or persons holding interests through the participants;

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  after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts in an amount equal to the respective principal amounts of the debt securities of that series represented by the global security beneficially owned by the participants;

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  the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited unless such debt securities are offered by us or through our agents, in which case we will designate the accounts to be credited;

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  only a participant or a person that may hold an interest through a participant may be the beneficial owner of a global security; and

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  ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

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  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

        We understand, however, that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        Subject to the restrictions applicable to bearer securities described in the applicable prospectus supplement, principal premium, if any, and interest payments on individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the applicable trustee, nor any registrar or paying agent of the debt securities will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any such debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of the participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement.

        If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of such series will be issued in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of such series will be issued in exchange for the global security representing such series debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as registered securities). Individual debt securities of such series so issued will be issued (a) as registered securities in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as registered securities, (b) as bearer securities in the denomination or denominations specified by us if the debt securities are issuable as bearer securities or (c) as either registered securities or bearer securities as described above if the debt securities are issuable in either form.

Limitations On Issuance Of Bearer Securities

        The debt securities of a series may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or bearer securities (which will be transferable only by delivery). If such debt securities are issuable as bearer securities, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Covenants

        If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Effective Subordination

        Any debt securities we issue will be our obligations exclusively. If we continue to conduct our operations through our subsidiaries, our cash flow and our ability to service debt, including the debt securities offered through the applicable prospectus supplement, will be primarily dependent upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to any debt securities issued by us or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

        Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and therefore the right of the holders of our debt securities to participate in those assets will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

Subordination of Subordinated Debt Securities

        Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. In addition to the effective subordination described above in "—Effective Subordination," to the extent we issue subordinated debt securities, they will also be contractually subordinated to any senior debt securities or other senior indebtedness that we may issue. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until either we have paid all senior indebtedness or the acceleration is rescinded.

        If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

Payment and Paying Agents

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent, except that we may pay interest by check mailed to the address of the person entitled to the payment. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

        Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

        The paying agent will return to us all money we pay to it, in trust, for the payment of the principal of, premium, if any, or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment.

Consolidation, Merger and Sale of Assets

        The indentures provide that, unless the prospectus supplement indicates otherwise, we may not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties and assets to another person, unless, among other things:

  •
  the resulting, surviving or transferee person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, and such person expressly assumes, by supplemental indenture, all our obligations under the debt securities and the indentures;

  •
  we or such successor person shall not immediately thereafter be in default under the indenture and the debt securities;

  •
  we shall have provided the trustee with an opinion of counsel and officer's certificate confirming compliance with the indentures; and

  •
  upon the assumption of the obligations by such a person in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

        Notwithstanding the above conditions, the indentures do not prohibit a consolidation or merger between us and a wholly-owned subsidiary, the transfer of all or substantially all of our properties or assets to a wholly-owned subsidiary or the transfer of all or substantially all of the properties or assets of a wholly-owned subsidiary to us, provided that if we are not the surviving entity of such a transaction or we are not the person to which such transfer is made, then the surviving entity or the person to which such transfer is made must expressly assume, by supplemental indenture, all our obligations under the debt securities and the indentures.

Events of Default

        Each of the following constitutes an event of default under the forms of indenture with respect to any series of debt securities which may be issued:

  •
  default for 30 days in the payment of interest when due on the debt securities;

  •
  default in the payment when due of principal or premium, if any, on the debt securities;

  •
  our failure to comply for 30 days after notice from the trustee or 25% in principal amount of the outstanding debt securities with the covenants set forth in the indenture or any supplemental indenture relating to our maintaining an office or agency, furnishing SEC documents and reports to the trustee and the holders, delivery of an annual compliance certificate and restrictions on mergers, consolidations and asset sales;

  •
  our failure to comply for 60 days after notice from the trustee or 25% in principal amount of the outstanding debt securities with other agreements contained in the indenture or any supplemental indenture;

  •
  certain events of bankruptcy, insolvency or reorganization affecting us; and

  •
  any other event of default specified in the prospectus supplement.

A supplemental indenture may omit, modify or add to the foregoing events of default which will be described in the prospectus supplement.

        If an event of default (other than an event of default under the provisions described in the fifth clause above) occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding applicable series of debt securities may declare the unpaid principal of, premium, if any, and accrued but unpaid interest on all the applicable debt securities of that series to be due and payable. Upon such a declaration, such principal of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest shall be due and payable immediately. If an event of default occurs under the provisions described in the fifth clause above, the principal of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on all the applicable debt securities will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities.

        In case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers of the trustee under the applicable indenture at the request or direction of any of the holders of the applicable debt securities, unless such holders have offered to the trustee reasonable security or indemnity, satisfactory to it, against any associated cost, expense or liability. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a debt security may pursue any remedy with respect to the applicable indenture or debt securities unless:

  •
  such holder has previously given the trustee written notice that an event of default is continuing with respect to such series of debt securities;

  •
  holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the trustee to pursue the remedy;

  •
  such holders have provided to the trustee, if requested, indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt thereof and the provision of indemnity; and

  •
  holders of a majority in aggregate principal amount of the outstanding debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of such series are given the right under the indentures to direct the time and method of, and the place of conducting, any proceeding for exercising any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to that series. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or, subject to the duties of the trustee as stated in the indenture, that the trustee determines may be prejudicial to the rights of any other holder of such series of debt securities or that may involve the trustee in personal liability.

        If a default with respect to a series of debt securities occurs, is continuing and is known to the trustee, such trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal, premium, if any, or interest on any debt security, the trustee may withhold notice if and for so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders of the debt securities. In addition, we are required to deliver to each trustee, within 120 days after the end of each fiscal year, an officers' certificate indicating whether the signers thereof know of any default under the related indenture that occurred during the previous year.

Modification of the Indentures

        We and the trustee may amend or supplement the indentures without the consent of any holder of debt securities for one or more of the following purposes:

  •
  to evidence the succession of another person to us pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements and obligations in the indenture and in the debt securities;

  •
  to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of a series to waive such default);

  •
  to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

  •
  to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

  •
  to add or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

  •
  in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

  •
  to add guarantees with respect to the debt securities or to secure the debt securities;

  •
  to make any change that does not adversely affect the rights of any holder;

  •
  to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (1) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (2) become effective only when there is no such debt security outstanding;

  •
  to conform the text of the indenture to any provision of this Description of Debt Securities or any description of debt securities contained in the prospectus supplement to the extent that such provision was intended to be a verbatim recitation of the indenture;

  •
  to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

  •
  to establish the form or terms of debt securities and coupons of any series, as described under "—General Terms" above.

        We and the trustee may amend or supplement the indenture or the debt securities of any series with the consent of the holders of at least a majority in principal amount of the debt securities of each series then outstanding voting as a single class, and any existing default or event of default or compliance with any provision of the indenture or debt securities of any series may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series voting as a single class. However, without the consent of all of the holders of the debt securities so affected, no such amendment, supplement or waiver shall:

  •
  reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest on any debt security;

  •
  reduce the principal amount or extend the stated maturity of any debt security or alter the provisions with respect to the redemption of the debt securities;

  •
  waive a redemption payment with respect to any debt security;

  •
  make any debt security payable in a currency other than that stated in the debt securities;

  •
  waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default resulting from such acceleration);

  •
  make any change in the provisions of the indenture relating to waivers of defaults or the holders' rights to receive payment of principal of, premium, if any, and interest on the debt securities; or

  •
  make any change in the provisions of the indenture relating to the holders' right and our right to modify the indenture.

Defeasance

        The indentures provide that we shall have, at our option:

  •
  a "legal defeasance option" pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities, the indenture and the applicable indenture supplement with respect to such debt securities; and

  •
  a "covenant defeasance option" pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture.

        If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding The Trustee

        The forms of indenture provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise its rights and powers under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        We and the trustee may have had, and continue to have, other customary banking agreements and arrangements, including stock transfer agent, lending and depository relationships.

        The forms of indenture and provisions of the Trust Indenture Act of 1939 that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF COMMON STOCK

General

        Under our restated certificate of incorporation, we may issue up to 85,000,000 shares of our common stock, $.01 par value per share. Our common stock is listed for trading on the American Stock Exchange under the trading symbol "AMI". As of April 11, 2003, there were 60,003,363 shares of common stock outstanding.

        Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except that holders of our common stock are entitled to vote their shares cumulatively in the election of directors. Subject to the rights of the holders of outstanding shares of our preferred stock, if any, the holders of our common stock are entitled to such dividends, if any, as may be declared from time to time by our board of directors. If we are liquidated, dissolved or wound up, we must first pay all amounts we owe our creditors and then pay the full amounts required to be paid to holders of outstanding shares of our preferred stock, if any, before we may make any payments to holders of shares of our common stock. All holders of shares of our common stock are entitled to share ratably in any assets available for distribution to them, after all of our creditors have been satisfied and we have paid the liquidation preferences of any of our preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. Our common stock is neither redeemable nor subject to call. No sinking fund provisions apply to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

Limitation of Liability and Indemnification

        Our restated certificate of incorporation contains a provision eliminating the liability of our directors for monetary damages for breach of fiduciary duty as a director, except if required by the Delaware General Corporation Law, or DGCL, in effect at the time the breach giving rise to the claim of liability was committed or omitted, as the case may be, for liability:

  •
  for breach of the director's duty of loyalty to us or to our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

  •
  for any transaction from which the director derived an improper personal benefit.

        In addition, our bylaws provide for indemnity, to the fullest extent permitted by the DGCL, for any expense, liability and loss reasonably incurred by any of our past or present directors or officers (or any past or present director, officer, employee or agent of any of our subsidiaries) as a result of service in such capacity. This right to indemnification includes the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition.

        As a result of these provisions, we may be unable to obtain damages from a director for breach of fiduciary duty.

Certain Bylaw Provisions

        Special Meetings.    Our bylaws provide that special meetings of our stockholders may only be called by a majority of our board, the chairman of our board, our president or holders of a majority of our outstanding voting stock. These provisions may make it more difficult for stockholders, other than a majority stockholder, to take an action that our board opposes.

        Advance Notice Provisions.    Our bylaws establish an advance written notice procedure for stockholders seeking:

  •
  to nominate candidates for election as directors at any annual meeting of stockholders; and

  •
  to bring business before an annual meeting of our stockholders.

        Our bylaws provide that only persons who are nominated by our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its, his or her intention to present a matter before an annual meeting of stockholders. Our board then will consider whether the matter is one that is appropriate for consideration by our stockholders under Delaware corporate law and the SEC's rules.

        To be timely, we must receive any stockholder notice at least 60 days before the meeting. A stockholder's notice must also contain the information specified in the bylaws. These provisions may prevent or deter some stockholders from bringing matters before a stockholders' meeting or from making nominations for directors at an annual meeting.

Transfer Agent and Registrar

        American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

        We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the distinctive designation;

  •
  the terms on which dividends, if any, will be paid;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the liquidation preference, if any;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  •
  the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the voting rights, if any, on the shares of the series; and

  •
  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        The issuance of preferred stock may delay, deter or prevent a change in control.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

        The description below and in the prospectus supplement is not complete. You should read the forms of deposit agreement and depositary receipts filed with the SEC in connection with the offering of each series of the preferred stock described below.

General

        We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

        The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights. Depositary receipts will be issued for depositary shares.

        The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.

        Upon surrender of depositary receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

        In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may sell the property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

        If we redeem the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary will select by lot or pro rata which depositary shares will be redeemed.

        After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption and surrender of the depositary receipts for their depositary shares.

Voting the Preferred Stock

        The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. We or the depositary may terminate a deposit agreement only if:

  •
  all outstanding depositary shares relating thereto have been redeemed; or

  •
  there has been a final distribution to the holders of preferred stock and to the holders of the related depositary shares in the event of our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders' charges.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if the law or any circumstance beyond the depositary's control prevents it from performing its obligations under the deposit agreement. We and the depositary will be required only to perform our and their respective duties in good faith. The depositary will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide it with satisfactory indemnity. The depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary is established.

DESCRIPTION OF STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS

        The following summarizes the general terms of stock purchase units and stock purchase contracts we may issue. The particular terms of any stock purchase units or stock purchase contracts we offer will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements relating to the stock purchase or stock purchase contracts.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may fix the consideration per share of common stock or preferred stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

        The following summarizes the terms of the debt warrants we may offer. The debt warrants will be subject to the detailed provisions of a debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General

        We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

  •
  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

  •
  if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the debt warrants begins and expires;

  •
  U.S. federal income tax consequences;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any antidilution provisions.

        You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

        You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE
COMMON STOCK OR PREFERRED STOCK

        The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into between us and a stock warrant agent we select at the time of issue.

General

        We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

  •
  the offering price, if any;

  •
  if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

  •
  the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the stock warrants begins and expires;

  •
  U.S. federal income tax consequences;

  •
  call provisions, if any;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, the antidilution provisions of the stock warrants.

        The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

        You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash, check or through a cashless exercise. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

        Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.

SELLING STOCKHOLDERS

        The following table lists the selling stockholders and other information regarding their ownership of our common stock and options to acquire our common stock as of March 1, 2003.

			Shares Offered		Shares and Stock Options Owned After Offering (1)
				% of Total Shares and Stock Options Owned (1)
Name	Total Shares and Stock Options Owned Prior to Offering (1)
			Number		Number	% (2)
David L. Schlotterbeck President, Chief Executive Officer and Director	1,905,810	(3)	187,000	9.8	1,718,810
William C. Bopp Senior Vice President and Chief Financial Officer	816,043	(4)	80,000	9.8	736,043
Frederic Denerolle Vice President and General Manager- International Business Unit of ALARIS Medical Systems	275,000	(5)	28,000	10.2	247,000
Sally M. Grigoriev Vice President-Operations of ALARIS Medical Systems	334,777	(6)	33,000	9.9	301,777
Robert F. Mathews Vice President-Finance and Treasurer	286,822	(7)	25,000	8.7	261,822
William H. Murphy Vice President-Quality and Regulatory Affairs of ALARIS Medical Systems	233,882	(8)	23,000	9.8	210,822
Stuart E. Rickerson Vice President, General Counsel and Secretary	364,706	(9)	36,000	9.9	328,706
Jake P. St. Philip Vice President and General Manager- North American Business Unit of ALARIS Medical Systems	384,722	(10)	38,000	9.9	346,722

Total	4,601,762		450,000	9.8	4,151,762

(1)
Includes shares owned by the selling stockholders and shares issuable upon the exercise of stock options, including stock options which first become exercisable after 60 days from March 8, 2003.

(2)
Number of shares owned after the offering as a percentage of common stock outstanding is not determinable at this time because the specific number of shares which will be sold in the offering by us is unknown.

(3)
Includes 1,354,560 shares which Mr. Schlotterbeck owns or which he may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 551,250 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

(4)
Includes 706,543 shares which Mr. Bopp owns or which he may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 109,500 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

(5)
Includes 128,750 shares which Mr. Denerolle owns or which he may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 146,250 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

(6)
Includes 237,777 shares which Ms. Grigoriev owns or which she may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 97,000 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

(7)
Includes 152,385 shares which Mr. Mathews owns or which he may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 134,437 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

(8)
Includes 130,257 shares which Mr. Murphy owns or which he may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 103,625 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

(9)
Includes 199,706 shares which Mr. Rickerson owns or which he may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 165,000 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

(10)
Includes 295,222 shares which Mr. St. Philip owns or which he may acquire pursuant to stock options which are exercisable within 60 days of March 8, 2003 and 89,500 shares which are issuable upon the exercise of stock options which first become exercisable thereafter.

        Sales by the selling stockholders would be made only through underwriters and only in connection with the exercise of any over-allotment option which may be granted to the underwriters. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders other than proceeds we receive from the selling stockholders upon exercise of their stock options the underlying shares of which are covered by this prospectus. The aggregate number of shares to be sold by the selling stockholders will not exceed 5% of the number of shares to be sold by us, before giving effect to the exercise of the over-allotment option by the underwriters. The allocation of such over-allotment shares between us and the selling stockholders will be determined at a future date. The Company will have priority over the selling stockholders with respect to the inclusion of shares in any such over-allotment option.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If an underwriter is, or if underwriters are, used in the sale, they will acquire the securities for their own account and may resell them. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        In compliance with National Association of Securities Dealers, Inc. (NASD) guidelines, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not exceed 8% of the aggregate amount of any sale of securities offered pursuant to this prospectus or any applicable prospectus supplement under Rule 415. All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        The selling stockholders would only sell their shares of common stock through underwriters and only in connection with the exercise of any over-allotment option which may be granted to the underwriters. The selling stockholders may be deemed to be underwriters within the meaning of the Securities Act.

VALIDITY OF SECURITIES

        The validity of these securities will be passed upon for us by Piper Rudnick LLP, New York, New York, and for any underwriters, dealers or agents, if any, by counsel specified in a prospectus supplement. One of our directors, Barry D. Shalov, is a partner of Piper Rudnick LLP. As of March 1, 2003, Mr. Shalov beneficially owned 32,292 shares of our common stock.

EXPERTS

        The financial statements and financial statement schedules incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table shows the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the registration of the securities being registered.

Securities and Exchange Commission registration fee	$44,827
Transfer agent's and registrar's fees	25,000
Legal fees and expenses	75,000
Accounting fees and expenses	25,000
Miscellaneous fees and expenses	30,173

Total	$200,000

Item 15. Indemnification of Directors and Officers.

        As permitted by applicable provisions of the Delaware General Corporation Law, the Restated Certificate of Incorporation contains a provision eliminating the liability of a director of the Company for monetary damages for breaches of fiduciary duty as a director, except to the extent required by law in effect at the time of the breach giving rise to the claim of liability was committed or omitted, as the case may be.

        The Company's bylaws also provide that any present or prior director, officer, employee or agent of the Company or its subsidiaries shall be indemnified by the Company as of right to the fullest extent permitted by the Delaware General Corporation Law against any liability, cost or expense asserted against and incurred by such person by reason of his serving in such capacity. This right to indemnification includes the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition.

        The Company maintains insurance covering certain liabilities incurred by officers and directors of the Company and its subsidiaries, in connection with the performance of their duties.

Item 16. Exhibits.

Exhibit No.	Description
1.1*	of Underwriting Agreement
3.1	Restated Certificate of Incorporation
3.2**	Bylaws
4.1	Indenture dated as of between ALARIS Medical, Inc. and The Bank of New York
4.2	Indenture dated as of between ALARIS Medical, Inc. and The Bank of New York
4.3*	Form of Deposit Agreement
4.4*	Form of Stock Purchase Contract
4.5*	Form of Stock Warrant Provisions
5.1	Opinion of Piper Rudnick LLP
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of Piper Rudnick LLP (included in Exhibit 5.1)
24.1***	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York
25.2	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

**
Incorporated by reference to our Form 10-Q for the quarter ended June 30, 2001.

***
Previously filed.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 14, 2003.

ALARIS MEDICAL, INC.

By:	* David L. Schlotterbeck President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

* David L. Schlotterbeck	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2003
/s/ WILLIAM C. BOPP William C. Bopp	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2003
* Robert F. Mathews	Vice President—Finance and Treasurer (Principal Accounting Officer)	May 14, 2003
* Hank Brown	Director	May 14, 2003
* Henry Green	Director	May 14, 2003
* Barry D. Shalov	Director	May 14, 2003
* William Tumber	Director	May 14, 2003
* Norman M. Dean	Director	May 14, 2003
/s/ WILLIAM C. BOPP William C. Bopp, Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation
3.2**	Bylaws
4.1	Indenture dated as of between ALARIS Medical, Inc. and The Bank of New York
4.2	Indenture dated as of between ALARIS Medical, Inc. and The Bank of New York
4.3*	Form of Deposit Agreement
4.4*	Form of Stock Purchase Contract
4.5*	Form of Stock Warrant Provisions
5.1	Opinion of Piper Rudnick LLP
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of Piper Rudnick LLP (included in Exhibit 5.1)
24.1***	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York
25.2	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

**
Incorporated by reference to our Form 10-Q for the quarter ended June 30, 2001.

***
Previously filed.

QuickLinks

TABLE OF CONTENTS
SUMMARY
WHERE YOU CAN FIND MORE INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES (dollars in thousands)
USE OF PROCEEDS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
GENERAL DESCRIPTION OF SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS
DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index